SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       DATE OF REPORT: NOVEMBER 17, 1997
                       ---------------------------------



                         AMERICAN BINGO & GAMING CORP.
                         -----------------------------
       (Exact name of small business issuer as specified in its charter)


           DELAWARE                 1-13530             74-2723809
--------------------------------  -----------  -------------------
(State or other jurisdiction of Commission (I.R.S. Employer incorporation or organization) File Number Identification No.)


           515 CONGRESS AVENUE, SUITE 1200,  AUSTIN, TEXAS     78701
           -----------------------------------------------     -----
                   (Address of principal executive offices)

                                (512) 472-2041
                                --------------
                        (Registrant's telephone number)

ITEM  5.  OTHER  EVENTS
-----------------------


CALLING  OF  REDEEMABLE  COMMON  STOCK  PURCHASE  WARRANTS
----------------------------------------------------------

On November 13, 1997 the Company announced that has elected to call its 3,317,500 outstanding public warrants effective Friday, November 14, 1997. The Company is calling its warrants under the terms of its Warrant Agreement which allows the Company to call the warrants when the Company's common stock closes at $8.00 per share or higher for 20 consecutive days, which occurred on November 4, 1997. The warrants are convertible, on a 1:1 basis, for one share of Company common stock at a price of $5.00. Warrant holders have until Monday, December 22, 1997 to tender their warrants. Assuming all outstanding warrants are exercised, the Company would gross approximately $16.5 million from this warrant call.



EXPANSION  OF  BOARD  OF  DIRECTORS
-----------------------------------

At the end of October 1997, the Company added two directors, Mr. Michael Mims and Mr. Kraege Polan, to its Board. Mr. Mims has considerable experience in the gaming industry and Mr. Polan has a strong background in government affairs and lobbying. These additions increase the size of the Company's Board from three to five directors.








                              SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              AMERICAN  BINGO  &  GAMING  CORP.
                              (Registrant)


November  17,  1997           By: /s/ Greg Wilson
                              -------------------
                              Greg  Wilson,  Principal  Executive  Officer